Ex 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-284476 on Form S-3 and Registration Statement Nos. 333-284473, 333-279128, 333-271710, 333-262713, and 333-252119 on Form S-8 of our report dated March 6, 2025, relating to the financial statements of Foghorn Therapeutics Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.
/s/ Deloitte & Touche LLP
Boston, Massachusetts
March 6, 2025